                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-52991, No. 33-47997, No. 33-44697 and No. 33-39260) of Ramsay
Health Care, Inc. of our report dated October 6, 1994, with respect to the consolidated financial statements of Florida Psychiatric Management, Inc., included in Ramsay Health Care, Inc.'s Form 8-K dated October 29, 1993.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

Orlando, Florida
September 13, 1995